                                               EMPLOYMENT AGREEMENT


         AGREEMENT made and entered into as of this _____ day of ____________, 1999, between American Marine Recreation, Inc., a Delaware corporation (the "Corporation") having an address at 1924 - 33rd Street, Orlando, Florida 32834 and Joseph G. Pozo, Jr. (the "Executive"), residing at
______________________________________.

                                               W I T N E S S E T H:

         WHEREAS, Executive is presently employed by the Corporation; and

         WHEREAS, the Corporation and the Executive desire to set forth the terms of Executive's employment with the Corporation, pursuant to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

     1. Term of Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as the Chairman, President and Chief Executive Officer of the Corporation, subject to the supervision and direction of its Board of Directors, for the three (3) year period commencing on ______________, 1999, and ending at midnight on the _____ day of ______________________, 2003 (the "Term"). The Term
shall be automatically renewed on an annual basis (each such period, a "Renewal Period") for an additional year (the "Renewal Term"), unless this Agreement is terminated in writing by the Executive or the Corporation (the "Notice of Nonrenewal") not less than one hundred eighty (180) days prior to the expiration of the Term or any Renewal Period, unless otherwise terminated pursuant
                                                        -1-
     to the  provisions of this  Agreement.

     2. Duties of Executive. Executive shall devote such time, attention and energy to the affairs of Corporation as shall be reasonably required to perform his duties hereunder, and, in pursuance of the policies and directions of the Board of Directors, Executive shall use his best efforts to promote the business and affairs of the Corporation.

     3. Base Compensation. In consideration of the Executive's services pursuant to this Agreement, Corporation shall pay to Executive, during the period of Executive's employment under this Agreement, (i) a salary at the rate of Two Hundred Eight Thousand Dollars ($208,000.00) per year during the first year of this Agreement (the "Base Compensation); and (ii) for each year thereafter, annual compensation shall be determined by the Board of Directors, but in no event less than $208,000.00. The Base Compensation shall be payable in equal installments, in accordance with the Corporation's customary procedures for executive employees (but in no event less frequently than semi-monthly), subject to applicable tax and payroll deductions. The Board of Directors of the Corporation may increase Executive's Base Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine. [Additionally on the first and each subsequent anniversary of the effective date of this Agreement, by the same percentage increase (if any) in the CPI for the twelve (12) month period immediately preceding such anniversary. The CPI shall be defined as: "CPI" means for any period the Consumer Price Index for All Urban Consumers--All Items Index for Orlando, Florida (or any substantially similar index published for the same area), as published by the United States Department of Labor, Bureau of Labor Statistics (or its successor) for that period.]
                                                        -2-

         4. Incentive Compensation. Provided Executive has duly performed his obligations pursuant to this Agreement, Executive shall be eligible to receive, as additional compensation for the services to be rendered by Executive under this Agreement, incentive compensation. The amount of such incentive compensation shall be determined by the Board of Directors based on the Executive's performance and contributions to the Corporation's success.

     5. Other Benefits. During the term of this Agreement the Executive shall be entitled to participate in any benefit plans adopted by the Corporation for the general and overall benefit of all employees and/or for key executives of the Corporation such as health care, life insurance, disability, stock option plans, tax, legal and financial planning services, pension, profit sharing and savings. Executive shall be entitled to receive at no cost full family coverage health care insurance.

     6. Vacation.  Executive  shall be entitled to a fully paid vacation of four
(4) weeks per calendar year, which vacation shall be scheduled at such time or times as the Corporation in consultation with Executive may reasonably determine.

7. Expenses.

                  (a) The Corporation shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Corporation of such reasonable evidence of such expenses as the Corporation may require.


                  (b) Throughout the term of this Agreement, the Corporation will provide Executive with the use of a motor vehicle of a class equivalent to that currently utilized by the Executive for purposes within the scope of his employment with Corporation and shall pay all expenses for fuel, maintenance, and insurance in connection with such use of the motor vehicle.

Executive shall also be entitled to the use of demonstrator watercraft as may be selected by Executive from time to time.

         8. Insurance. The Corporation may from time to time apply for policies of life, health and accident insurance or disability insurance upon the Executive in such amounts as the Corporation deems appropriate. The Executive agrees to aid the Corporation in procuring such insurance, including submitting to a physical examination, if required, and completing any and all forms required for application for any insurance policy.

         9. Support. The Executive shall be provided by the Corporation at its expense with office space, furnishings and facilities, reserved parking, secretarial and administrative assistance, supplies and other support equipment (including a computer, facsimile machine and photocopier).

         10. No Forced Relocation. The executive shall not be required to move his principal place of residence from the greater Orlando area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the greater Orlando area which are unreasonable in relation to his duties and responsibilities of the Executive hereunder, and the Corporation agrees that, if it requests the Executive to make such a move and the Executive declines the request, (i) that declination shall not constitute any basis for a determination that Cause exists, and (ii) no animosity or prejudice will be held against Executive.

         11. Disclosure of Information. The Executive shall, during his employment under this Agreement and thereafter, keep confidential and refrain from disclosing to any unauthorized persons all data and information relating to the respective businesses of the Corporation or any of its subsidiaries.

         12.      Intellectual Property Rights.
                  (a) The Executive shall promptly disclose to the Corporation in writing, any and all charts, layouts, maps, inventions, improvements, techniques, markets, sales and advertising plans, processes, concepts and plans, whether or not copyrightable or patentable, secret processes and "know-how," conceived by the Executive during the term of his employment by the Corporation (the "Executive's Work Product"), whether alone or with others and whether during regular working hours and through the use of facilities and property of the Corporation or otherwise, which directly relates to the present business of the Corporation. Upon the Corporation's request at any time or from time to time during the Term of the Executive's employment, the Executive shall (i) deliver to the Corporation copies of the Executive's Work Product that may be in his possession or otherwise available to him; and (ii) execute and deliver to the Corporation such applications, assignments and other documents as it may reasonably require in order to apply for and obtain copyrights or patents in the United States of America and other countries with respect to any Executive's Work Product that it deems to be copyrightable or patentable, and/or otherwise to vest in itself full title thereto.

                  (b) All documents that pertain to the Corporation, including but not limited to the Executive's Work Product, shall be the sole and exclusive property of the Corporation. Upon the termination of the Executive's employment, all such documents that may be in his possession or otherwise available to him or shall thereafter come into his possession or control shall be promptly returned to the Corporation without the necessity of a request therefor.

         13.      Non-Competition Covenant.

                  (a) The Executive shall not, during his employment by the Corporation, engage, directly or indirectly, in any business competitive with the business of the Corporation without the consent of the Board of Directors.

                  (b) For a period of one (1) year after the termination of the Executive's employment hereunder (the "Non-Competition Period"), for any reason whatsoever, other than a termination by the Corporation without Good Cause, or by Executive for Good Reason (as hereinafter defined), the Executive shall not
(i) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative in any business selling boating, nautical products and services, and directly related activities as presently conducted by the Corporation throughout the United States (the "Territory"), without the permission of the Board of Directors, which permission shall not be unreasonably withheld or delayed or
(ii) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation. Nothing herein contained shall be deemed to prevent ownership by Executive (as said term is defined in regulation 14(A) promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof), collectively, of not more than 5% of the outstanding capital stock of a corporation listed on a national securities exchange.

     (ii) The parties to this Agreement consider the restrictions contained herein reasonable as to the duration of the Non-Competition Period and the extent of the Territory. However, if the duration if the Non-Competition Period or the extent of the Territory herein specified should be judged unreasonable by any Court or arbitration proceeding, the validity and effect of the remaining provisions of this Agreement shall not be affected thereby and, the duration of the Non-Competition Period shall be reduced by such number of months and/or the area of the Territory shall be reduced such that, the Territory and the Non-Competition Period shall be deemed reasonable so that the foregoing covenant not to compete may be enforced.
                           (iii)  Executive  agrees and  recognizes  that in the
event of a breach of
threatened breach by Executive of the provisions of the aforegoing covenants, the Corporation may suffer irreparable harm, and that money damages may not be an adequate remedy. Therefore, the Corporation shall be entitled as a matter of right to specific performance of the covenants of Executive contained herein by way of temporary or permanent injunctive relief in a Court of competent jurisdiction.
         14. Termination. This Agreement and Executive's employment may be terminated in any one of the following ways:
                  (a) Termination of Employment by the Corporation. The Corporation shall be entitled, if acting at the direction of the Required Board Majority, to terminate the Executive's employment at any time with or without Good Cause. The Corporation's termination of the Executive's employment will be effective on the date the Corporation delivers a notice of termination to the Executive pursuant to this Section 14(a) (together with any required certified Board resolution). If the Corporation terminates the Executive's employment for Good Cause, the Corporation shall, within thirty (30) business days thereafter, pay the Executive an amount equal to the Accrued Benefits and, when that payment is made, the Corporation shall have no further obligation hereunder to compensate the Executive. If the Corporation terminates the Executive's employment without Good Cause, or elects not to renew Executive's employment upon expiration of the original term or any renewal term, the Corporation  shall,  within thirty
(30) business days thereafter, pay the Executive an amount equal to the sum of Accrued Benefits, plus the Severance Payment, and shall continue to provide health insurance benefits for the Executive, his spouse and minor children, if any (on the same terms in effect on the Termination date) for a period of three
(3) years after the termination date.
                  (b) Termination of Employment by the Executive. The Executive shall be entitled to terminate his Employment, by delivery of a notice of termination to the Corporation: (1) for Good Reason at any time within one hundred eighty (180) days after the facts or circumstances constituting that Good Reason first exist and are known to the Executive, (ii) in the event of his Disability, as provided in Section 14(c), or (iv) without Good Reason and other than for Disability at any time. If the Executive terminates his Employment for Good Reason, the Corporation shall pay to the Executive in a cash lump sum within five (5) business days after the date the Corporation receives the Executive's notice of termination, an amount equal to the sum of Accrued Benefits plus the Severance Payment, and shall continue to provide health insurance benefits for the Executive, his spouse and minor children (on the same terms in effect on the Termination date) for a period of three (3) years after the termination date. If the Executive terminates his Employment without Good Reason and other than for Disability, the Corporation shall pay to the Executive, in a cash lump sum within five (5) business days after the termination date, the Accrued Benefits.
                  (c) Termination by Reason of Disability. If the Executive incurs any Disability prior to termination of this Agreement, either the Executive or the Corporation may terminate the Executive's Employment effective on the date the Nonterminating Party receives a notice of termination from the Terminating Party pursuant to this Section 14(c); provided, however that the Corporation shall, within five (5) business days thereafter, pay the Executive an amount equal to the sum of Accrued Benefits plus the
Termination Payment, and the Corporation shall continue to provide health insurance benefits for the Executive, his spouse and minor children (on the same terms in effect on the Termination date) for a period of three (3) years after the Termination date.
                  (d) Termination of Employment by Death. The Executive's Employment shall terminate automatically at the time of his death. If the Executive's Employment is terminated by reason of the Executive's death, the Corporation shall pay to the Executive's estate, in a cash lump sum within thirty (30) days after the Termination date, an amount equal to the sum of the
Accrued Benefits plus the Termination Payment, and shall continue to provide health insurance benefits for the Executive's spouse and minor children (on the same terms in effect on the Termination date) for a period of three (3) years after the Termination date.
                  (e) Return of Property. On termination of the Executive's Employment, however brought about, the Executive (or his representatives) shall promptly deliver and return to the Corporation all the Corporation's property that is in the possession or under the control of the Executive.
                  (f) Stock Options. Notwithstanding any provision of this Agreement to the contrary: (i) except in the case of a termination of the Executive's Employment for Cause, all stock options previously granted to the Executive under Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination date shall, notwithstanding any contrary provision of any applicable Incentive Plan, automatically become vested and immediately exercisable, and remain outstanding until exercised or the expiration of their term, whichever is earlier; and (ii) in the case of a termination of the Executive's Employment for Cause, all stock options previously granted to Executive under Incentive Plans that have not been exercised and are outstanding as of the Termination date shall automatically be terminated, unless the Compensation Committee determines otherwise in its discretion, notwithstanding any contrary provision of any applicable Incentive Plan.
                  (g) Change in Control of the Corporation. In the event of a "Change in Control" (as defined below) of the Corporation during the Term, Executive may terminate this Agreement as provided herein.
         Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above or in paragraph 5 hereof.
         If termination of Executive's employment arises out of the Corporation's failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Corporation, the Corporation shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 11 hereof shall apply in the event this Agreement is terminated as a result of a breach by the Corporation.

         15.      Change in Control.
                  (a) Unless Executive elects to terminate this Agreement pursuant to subparagraph (c) below, Executive understands and acknowledges that the Corporation may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Corporation hereunder or that the Corporation may undergo another type of Change in Control. In the event such a merger of consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph shall be applicable.
                  (b) In the event of a pending Change in Control wherein the Corporation and Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Corporation's business and/or assets that such successor is willing as of the closing to assume and agree to perform obligations under this Agreement in the same manner and to the same extent that the Corporation is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Corporation without Good Cause during the Term and the applicable portions herein will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be the amount of the Severance Payment and the non-competition provisions herein shall not apply whatsoever.
                  (c) In any Change in Control situation, Executive may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Corporation at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the Corporation shall pay to Executive the amount of the Severance Payment and the non-competition provisions herein shall all apply for a period of one (1) year from the effective date of termination.
                  (d) For purposes of applying paragraph 12 hereof under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Executive must be paid in full by the Corporation at or prior to such closing. Further, Executive will be given sufficient time and opportunity to elect whether to exercise all or any of his options to purchase shares of common stock of the Corporation, such that he may convert the options to shares prior to the closing of the transaction giving rise to the Change in Control, if he so desires.
                  (e) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, or if Item 6(c) is no longer in effect, any regulations issued by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which serve similar purposes; provided further that, without limitation, a Change in Control shall be deemed to have occurred if and when:
      (i) the following individuals no longer constitute a majority of the members of the Board of Directors of (A) the individuals who, as of the day after the closing date of the Corporation's initial public offering, constitute the Board of Directors of the Corporation (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of the Corporation and whose election, or nomination for election, to the Board of Directors of the

Corporation was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (c) the individuals who are elected to the Board of Directors of the Corporation and whose election, or nomination for election, to the Board of Directors of the Corporation was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);
                           (ii) a tender offer or exchange offer is made whereby
the effect of such
offer is to take over and control the Corporation, and if such offer is consummated for the equity securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities;
                           (iii)  the  stockholders  of  the  Corporation  shall
approve a merger,
consolidation, recapitalization, or reorganization of the Corporation, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least seventy-five percent (75%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least seventy-five percent (75%) of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

     (iv) the stockholders of the Corporation shall approve a plan of complete liquidation of the Corporation or an agreement for the same or disposition by the Corporation of all
                                                       -13-
or a substantial portion of the Corporation's assets to another person or entity which is not a wholly-owned subsidiary of the Corporation (i.e., fifty percent (50%) or more of the total assets of the Corporation).
                  (f) Sales of the Corporation's Common Stock beneficially owned or controlled by the Corporation shall not be considered in determining whether a Change in Control has occurred.
                  (g) Executive shall be notified in writing by the Corporation at any time that the Corporation or any member of its Board anticipates that a Change in Control may take place.
                  (h) In the event that a Change in Control occurs and the aggregate amount of any payments made to Executive hereunder, or pursuant to any plan, program or policy of the Corporation in connection with, on account of, or as a result of, such Change in Control constitutes "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, or any successor sections thereof, Executive shall receive from the Corporation, in addition to any other amounts payable under this Agreement, a lump sum payment equal to the amount of (i) such excise tax, and (ii) the federal and state income taxes payable by the Executive with respect to any payments made to Executive under this subparagraph (h). Such amount will be due and payable by the Corporation or its successor within ten (10) days after executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Executive.
         16. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Corporation shall indemnify Executive against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Corporation are made a party to the same third-party action, complaint, suit or proceeding, the Corporation agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Corporation shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Corporation shall pay all attorneys' fees of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Corporation for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Corporation.
         17. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.
         18. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:
         If to:                     Joseph G. Pozo, Jr.
                                    P. O. Box 1371
                                    Windermere, FL  34786

         With a copy to:            J. Gregory Humphries, Esq.
                                    Shutts & Bowen LLP
                                    20 N. Orange Ave., Suite 1000
                                    Orlando, FL  32801-4626

         If to:                     American Marine Recreation, Inc.
                                    1924 33rd Street
                                    Orlando, Florida  32834

         With a copy to:            McLaughlin & Stern, L.P.
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
                           Attn: Martin C. Licht, Esq.

         Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.

     19. Assignment. Executive shall not be entitled to assign his rights, duties or obligations under this Agreement.

     20. Amendments. The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.

     21. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of Florida, without reference to its conflict of laws principles.

     22. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
                                                       -16-

         23. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         24. Counterparts; Facsimile. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         25.      Definitions
                  A. "Accrued Benefits" means an amount equal to the sum of (a) the portion of the Base Salary payable through and including the Termination date which has not yet been paid, (b) all compensation previously deferred by the Executive (together with any accrued interest and earnings thereon) which has not yet been paid, and (c) any accrued but unpaid expense reimbursements and vacation pay.

                  B. Good Cause. "Good Cause," shall mean any one or more of the following: (1) Executive's willful, material and irreparable breach of this Agreement; (2) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation which materially and adversely affects the operations or reputation of the Corporation; (4) Executive's conviction of a felony crime; or (5) confirmed positive illegal drug test result.

                  C.  "Good  Reason"  for  the  Executive's  termination  of his
Employment means: (a) any violation hereof in any material respect by the Company; (b) without approval of 5/7 of the Board either (1) a failure of the Company to continue in effect any Compensation Plan in which the Executive was participating, or (2) the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under, any such Compensation Plan; or (c) the assignment to the Executive of duties inconsistent in any material respect with the Executive's then current positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities.

                  D. "Required Board Majority" means at any time a majority of the members of the entire Board then in office which shall include at least a majority of the Outside Directors then in office.

                  E. "Severance Payment" means at any time an amount equal to three (3) times the Executive's Average Annual Compensation during the term of this Agreement.

                  F. "Termination Payment" means at any time an amount equal to one and one-half (1.5) times the Executive's Average Annual Compensation during the term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have affixed their signatures the day and year first above written.

                                               AMERICAN MARINE RECREATION, INC.



                              By:      _______________________________________
                                                              Name:
                                                              Title:

                                 ---------------------------------------------
                                                     JOSEPH G. POZO, JR.




















ORL95  90225.3 - SMD